U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2007

COFFEE PACIFICA, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7th Street Berkeley, CA	79110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 204-9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Coffee Pacifica, Inc. announced in a press release dated October 16, 2007 that it has appointed Mr. Paul Khakshouri, a director, as the new Chief Operating Officer effective October 15, 2007. Mr. Paul Khakshouri was appointed a director of Coffee Pacifica Inc. on September 24, 2007. Mr. Khakshouri is a businessman and is a resident of New York City. He received a Bachelor of Science degree majoring in accounting from St Johns University in New York City in 1981. Since 1987, he has been actively involved in the gaming, travel, automotive and real estate industries as an investor.

Coffee Pacifica, Inc has entered into a definitive management agreement (the "Agreement") dated October 1, 2007, approved by Board of directors October 15, 2007, with Paul Khakshouri to act as its Chief Operating Officer. As the Chief Operating Officer, Khakshouri will perform such duties customarily performed by the Chief Operating Officer and such other duties as reasonably requested by the President or Chief Executive Officer or the Board of Directors of the Company (the "Board"). These duties will include, but not be limited to, signing SEC filings and certifications required by the Sarbanes-Oxley Act, managing investor communication, arranging financing for all new origins, liaison with coffee farmers in Jamaica, Columbia, Guatemala, Nicaragua and El Salvador, other responsibilities assigned by the Board. It is understood that Khakshouri has other business interests and responsibilities but that he does not anticipate any significant time conflicts. Khakshouri will not accept any significant new engagements and will devote sufficient and necessary time and attention to fulfill these duties to the Company. The term of Khakshouri's engagement is for twelve (12) months unless terminated sooner. The Company shall have the right to terminate Khakshouri's Engagement with the Company at any time with or without cause and with or without notice. The term of Khakshouri's Engagement hereunder shall commence on October 15, 2007 and shall continue on for twelve months and expire on September 30, 2008.

The Company will not make any monthly management fee payment to Khakshouri. In consideration of services to be rendered, Khakshouri shall be paid a contract execution bonus of five hundred thousand (500,000) S8 registered shares within ten days of execution of the Agreement. In addition, Khakshouri shall have an option to purchase up to five hundred thousand (500,000) shares of Company's Common Stock, prior to January 1, 2010, at an exercise price per share to be established by the Board (the "Stock Option"). The first two-fifths (2/5) of the Stock Options (200,000 shares) shall fully vest on the March 1, 2008 and the remaining three-fifths (3/5) of the Stock Options (300,000 shares) shall fully vest on September 2, 2008. The said Stock Options shall be formalized in two separate Option Agreements between the Company and Khakshouri in accordance with the above-noted vesting dates.

The summary of the Agreement entered into in connection with the engagement of Paul Khakshouri as set forth in this report on From 8-K is qualified in its entirety by reference to the Agreement that is attached as an exhibit to this From 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

10.1 Management Agreement

99. News release October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                                            COFFEE PACIFICA, INC.

Date: October 17, 2007                                                                                         "Shailen Singh"______________________
                                                                                                                              Shailen Singh, President